Exhibit 99.2

Crestwood And Inergy Complete Merger, Creating Mid-Cap MLP Platform With Combined Enterprise

Value Of Approximately $8 Billion

Combination Creates Integrated Mid-Cap MLP’s Linking Fundamental Energy Supply with Demand Across the Midstream Value Chain

HOUSTON and KANSAS CITY, Mo., Oct. 7, 2013 /PRNewswire/ — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream”) and Crestwood Holdings LLC (“Crestwood Holdings” and, together with Crestwood Midstream, “Crestwood”) and Inergy, L.P. (NYSE: NRGY) (“Inergy L.P.”) and Inergy Midstream, L.P. (NYSE: NRGM) (“Inergy Midstream” and, together with Inergy L.P., “Inergy”) today announced that the merger of Crestwood and Inergy has been completed. The combination is a fully integrated midstream partnership platform with a total enterprise value of approximately $8 billion.

The merger of Crestwood Midstream with a subsidiary of Inergy Midstream closed today, completing the final step in the combination of Inergy and Crestwood. The newly combined entity has been named Crestwood Midstream Partners LP and will trade under the ticker symbol CMLP on the New York Stock Exchange beginning on October 8, 2013. Additionally, Inergy L.P. has been renamed Crestwood Equity Partners LP (“Crestwood Equity”) (collectively with the new Crestwood Midstream, “Crestwood” or the “Partnership”) and will trade on the New York Stock Exchange under the ticker symbol CEQP beginning on October 8, 2013.

The new Crestwood provides broad-ranging midstream infrastructure solutions across the value chain through assets in every premier shale play in North America. These diverse operations include well located asset positions in the Marcellus, Utica, Bakken, Eagle Ford, Permian Basin, Powder River Basin Niobrara, Barnett, Fayetteville, Granite Wash, Haynesville and Monterey shale plays. Crestwood’s strategy is to focus on high-growth, liquids-rich and crude oil basins where there is the greatest opportunity to “cross-sell” Crestwood’s full suite of midstream services from gathering and processing to storage and transportation via trucks, rail and pipelines. This strategy will drive growth through the timely execution of customer supported infrastructure projects and delivery of services which will optimize and expand the existing asset base. With a significant backlog of identified organic growth opportunities around the existing asset footprint, Crestwood is well-positioned to achieve its growth objectives.

“Today begins an exciting chapter in the history of the businesses that comprise the new Crestwood,” said Robert G. Phillips, Chairman, President and Chief Executive Officer. “We are thrilled to close this transaction, completing the transformation into a fully integrated, midstream MLP linking new shale-based energy supplies with the growing energy demand across the midstream value chain. The new Crestwood is uniquely positioned with the diversified North American asset base of a large cap midstream MLP while offering the visibility to growth and commitment to customer services of a small cap MLP. We look forward to completing our integration and working together as one company to leverage the benefits of our enhanced size and scale as the new Crestwood. We believe this combination will drive significant benefits for all of our stakeholders and generate enhanced value for our unitholders.”

Going forward, Crestwood’s core operations will be organized into two primary business units: the Natural Gas Unit, which will include all gathering and processing and natural gas storage and transportation assets and operations, and the Crude Oil and Liquids Unit, which will include all crude oil rail terminals, trucking and storage, as well as all NGL storage, trucking, logistics and marketing assets and operations. These business units are working together to leverage Crestwood’s suite of services to maximize fee opportunities and overall investment returns. Additionally, Crestwood has implemented an Operations Services business unit focused on standardizing best practices company-wide to better service our customers and build economies of scale to drive down costs. With the focus on “cross-selling” the full suite of services and on delivering cost savings through the Operations Services function, Crestwood estimates $15 to $20 million of annual run-rate cost synergies are achievable by the first half of 2014.

As outlined in prior announcements, Robert G. Phillips has been named Chairman, President and Chief Executive Officer of Crestwood Midstream and Crestwood Equity. In addition, the following executive appointments have been made for the merged organization:

•	Heath Deneke, President, Natural Gas Business Unit
•	Bill Gautreaux, President, Liquids & Crude Business Unit
•	Mike Campbell, Senior Vice President & Chief Financial Officer
•	Steven Dougherty, Senior Vice President & Chief Accounting Officer
•	Joel Lambert, Senior Vice President, General Counsel and Corporate Secretary
•	Will Moore, Senior Vice President, Strategy & Corporate Development
•	Joel Moxley, Senior Vice President, Operations Services

Mr. Phillips continued, “This is a first-class executive team with extremely complementary skill sets and areas of expertise. The integration process has allowed our executives to work collaboratively across the entire organization to combine our strengths, establish our forward strategy, and build the foundation for future growth as Crestwood achieves leadership across the midstream value chain. I look forward to working alongside these talented individuals to build the industry’s next great midstream partnership. Additionally, the combined work force of talented Crestwood and Inergy employees have shown, during the integration process, that they are motivated to create an industry leading operating platform in every facet of the midstream value chain. With a focus on safety as our top priority, leading environmental and regulatory compliance practices, and the continued tradition of community involvement, the new Crestwood organization will be a key element to our success.”

Transaction Details

As previously announced, the combination of Inergy and Crestwood was effected through a series of transactions. In the first transaction, which closed on June 19, 2013, Crestwood Holdings acquired the general partner of Inergy L.P. for $80 million in cash. Prior to the closing of this transaction, Inergy L.P. distributed to its unitholders all of the approximately 56.4 million common units that it owned in Inergy Midstream. Upon closing of this transaction, Crestwood Holdings owned the general partner, and thus control, of Inergy L.P.

In a second transaction, which also closed on June 19, 2013, Crestwood Gas Services Holdings LLC, a wholly owned subsidiary of Crestwood Holdings, contributed to Inergy L.P. 100% of its interest in Crestwood Gas Services GP LLC, the general partner of Crestwood Midstream that also owns 100% of the incentive distribution rights of Crestwood Midstream, in exchange for approximately 35.1 million common units and approximately 4.4 million subordinated units of Inergy L.P. Crestwood Holdings also has the option to contribute to Inergy L.P. approximately 7.1 million of the Inergy Midstream common units it receives in the merger described below in exchange for approximately 14.3 million common units of Inergy L.P., and has elected to exercise this option, which results in it owning approximately 29% of the total common units of Inergy, L.P. outstanding.

In the final transaction, which closed today, Crestwood Midstream merged with a subsidiary of Inergy Midstream. In the merger, Crestwood Midstream unitholders received 1.070 common units of Inergy Midstream for each unit of Crestwood Midstream they own. Additionally, all Crestwood Midstream public unitholders other than Crestwood Holdings received a one-time cash payment at closing of $1.03 per common unit. On October 4, 2013, the merger was approved by the majority of the unitholders of Crestwood Midstream.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating and compression of natural gas; transportation and storage of natural gas; transportation, fractionation, storage, and terminalling of NGLs; and storage and terminalling of crude oil. For more information about Crestwood, visit www.crestwoodlp.com.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity (NYSE: CEQP) is a master limited partnership that owns the general partner interest (including the incentive distribution rights) and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada.

Forward Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood Midstream and Crestwood Equity management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood Midstream’s or Crestwood Equity’s financial condition, results of operations and cash flows include, without limitation, the risks that the Crestwood Midstream and Crestwood Equity businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of Crestwood Midstream or Crestwood Equity assets; failure or delays by customers in achieving expected production in their natural gas projects; competitive conditions in the industry and their impact on the ability of Crestwood Midstream or Crestwood Equity to connect natural gas supplies to Crestwood Midstream or Crestwood Equity gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood Midstream or Crestwood Equity to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond

Crestwood Midstream or Crestwood Equity’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood Midstream or Crestwood Equity to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact either company’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness of either company, as well as other factors disclosed in Crestwood Midstream and Crestwood Equity’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood Midstream and Crestwood Equity with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K for the year ended December 31, 2012 and September 30, 2012, respectively, and the most recent Quarterly Reports and Current Reports, for a more extensive list of factors that could affect results. Crestwood Midstream and Crestwood Equity do not assume any obligation to update these forward-looking statements.

CONTACTS

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Michael Freitag / Jed Repko

212-355-4449